UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2007
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)
000-50744
( Commission File Number )

Delaware	33-0768598
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On June 6, 2007, the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company”), upon recommendation by its Nominating and Corporate Governance Committee, elected Ms. Eileen M. More to serve as a Director of the Company, effective June 6, 2007. Ms. More’s term as a member of the Board of Directors is set to expire at the Company’s Annual Meeting of Stockholders in 2009. There is no arrangement or understanding between Ms. More and any other person pursuant to which Ms. More was selected as a director of the Company. Ms. More does not have any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a party. The addition of Ms. More brings the Company’s Board to eight members.
During Ms. More’s distinguished career, she has worked primarily in venture capital and as an investment analyst. Until 2002, Ms. More was a General Partner at Oak Investments, one of the largest venture capital funds in the United States, which she joined in 1978. Ms. More founded Oak’s healthcare investment practice, and was also an active investor in the information technology and retail sectors, with early stage investments in dozens of successful healthcare and technology companies. Ms. More’s focus has been on identifying promising companies and management teams, and building companies. Her investments include leadership roles with Genzyme Corporation, Alexion Pharmaceuticals, OraPharma, Inc., Osteotech, Inc. and Compaq Computer.
Ms More retired from Oak in 2002, but continues to serve on several boards. Ms. More is Chairman Emeritus of the Connecticut Venture Group and a Board member of the University of Connecticut Research and Development Corporation.
For her service on the Board and each committee, Ms. More will receive a cash retainer pursuant to the Company’s standard compensation practices. Ms. More was also awarded, on the date of her appointment, an option to purchase up to 42,000 shares of the Company’s common stock under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”). The 2004 Plan also provides for an automatic annual grant of an option to purchase 6,000 shares of the Company’s common stock in connection with each future annual meeting of stockholders.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit 99.1	Press release issued by NuVasive, Inc. on June 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: June 7, 2007	By:	/s/ Kevin C. O’boyle
Kevin C. O’Boyle
Executive Vice President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description of Document
99.1	Press release issued by NuVasive, Inc. on June 7, 2007